UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 12, 2023
Date of Report (date of earliest event reported)
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Greenidge Generation Holdings Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40808 (Commission File Number)	86-1746728 (I.R.S. Employer Identification Number)
135 Rennell Drive, 3rd Floor Fairfield, CT 06890
(Address of principal executive offices and zip code)
(203) 718-5960
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001	GREE	NASDAQ Global Select Market
8.50% Senior Notes due 2026	GREEL	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 – Changes in Registrant's Certifying Accountant.

(a) Resignation of Previous Independent Registered Public Accounting Firm

On May 10, 2023, Greenidge Generation Holdings Inc. (the "Company") was informed by Armanino LLP ("Armanino") that, effective upon completion of Armanino's review procedures on the unaudited financial statements of the Company as of and for the three months ended March 31, 2023, Armanino declined to stand for reappointment as independent registered public accounting firm of the Company.

Armanino' s reports on the Company’s financial statements for the fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for the explanatory paragraphs included in the reports of Armanino on the Company’s financial statements as of and for the years ended December 31, 2022 and 2021 which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company incurred a loss from operations and generated negative cash flows from operations during the year ended December 31, 2022.

For the years ended December 31, 2022 and 2021 and during the subsequent interim periods through the date of this report, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and Armanino on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Armanino, would have caused Armanino to make reference to the subject matter of the disagreements in connection with Armanino’s reports on the Company’s financial statements for such years. For the years ended December 31, 2022 and 2021 and during the subsequent interim periods through the date of this report, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Armanino with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Armanino provide the Company with a letter addressed to the SEC stating whether Armanino agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K. A copy of that letter, dated May 12, 2023, furnished by Armanino in response to that request, is filed as Exhibit 16.1 to this report.

(b) Engagement of New Independent Registered Public Accounting Firm

    On May 12, 2023, the Audit Committee of the Company’s Board of Directors appointed MaloneBailey LLP ("MaloneBailey”) as the Company’s new independent registered public accounting firm.

For the fiscal years ended December 31, 2022 and 2021 and during the subsequent interim periods through May 12, 2023, neither the Company nor anyone acting on behalf of the Company had consulted MaloneBailey regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did MaloneBailey provide a written report or oral advice to the Company that MaloneBailey concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
16.1	Letter of Armanino LLP dated May 12, 2023 to the SEC regarding statements included in this Form 8‑K.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 12th day of May, 2023.

Greenidge Generation Holdings Inc.

By:	/s/ Robert Loughran
Name:	Robert Loughran
Title:	Chief Financial Officer